Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2024, with respect to the financial statements of Checkpoint Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

May 24, 2024